HYMC: Nasdaq ALIGNED TEAM DISCIPLINED DEVELOPMENT SHAREHOLDER FOCUS February 2022 Corporate Update HYMC: Nasdaq

2HYMC: Nasdaq Disclaimer Financial Projections This presentation contains financial forecasts regarding certain financial metrics of the Company. The independent auditor of the Company has not audited, reviewed, compiled, or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and accordingly, it has not expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this presentation. These projections should not be relied upon as being necessarily indicative of future results. Hycroft does not undertake any commitment to update or revise the projections, whether as a result of new information, future events, or otherwise. In this presentation, certain of the above-mentioned projected information has been repeated (in each case, with an indication that the information is an estimate and is subject to the qualifications presented herein), for purposes of providing comparisons with historical data. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Accordingly, there can be no assurance that the prospective forecasts are indicative of the future performance of Hycroft or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. Cautionary Note Regarding Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, Section 21E of the Unites States Securities Exchange Act of 1934, as amended, or the Unites States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included herein and public statements by our officers or representatives, that address activities, events or developments that our management expects or anticipates will or may occur in the future, are forward-looking statements, including but not limited to such things as future business strategy, plans and goals, competitive strengths and expansion and growth of our business. The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” “target”, “budget”, “may”, “can”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to” and similar words or expressions, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intention identify forward-looking statements. Forward-looking statements address activities, events or developments that the Company expects or anticipates will or may occur in the future and are based on current expectations and assumptions. These risks may include the following and the occurrence of one or more of the events or circumstances alone or in combination with other events or circumstances, may have a material adverse effect on the Company’s business, cash flows, financial condition and results of operations. Forward-looking statements include, but are not limited to: industry related risks including: fluctuations in the price of gold and silver; uncertainties concerning estimates of mineral reserves and mineral resources and the ability to report mineral reserves and mineral resources; risks related to ceasing active mining operations; risk related to issuing a new initial assessment technical report and no longer relying upon the 2019 Technical Report; risks and uncertainties relating to potential opportunities to increase resources in block model; risks and uncertainties relating to identifying higher grades of gold and silver and identifying additional silver assays to expand the silver estimate and increase mineral resources; uncertainties relating to the ongoing COVID-19 pandemic; the intense competition within the mining industry; the inherently hazardous nature of mining activities, including environmental risks; our insurance may not be adequate to cover all risks associated with our business, or cover the replacement costs of our assets; potential effects on our operations of U.S. federal and state governmental regulations, including environmental regulation and permitting requirements; cost of compliance with current and future government regulations; uncertainties relating to obtaining or retaining approvals and permits from governmental regulatory authorities; potential challenges to title in our mineral properties; risks associated with proposed legislation in Nevada that could significantly increase the costs or taxation of our operations; and changes to the climate and regulations and pending legislation regarding climate change; business-related risks including: risks related to our liquidity, compliance with our credit agreements and going concern considerations; risks related to our ability to raise capital on favorable terms or at all; risks related to proprietary novel two-stage heap oxidation and leach process at the Hycroft Mine and estimates of production; risks related to development of an initial assessment and a pre-feasibility study for the acid POX milling process; our ability to achieve our estimated production and sales rates and stay within our estimated operating and production costs and capital expenditure projections; risks related to a decline in our production of gold and silver and the ceasing of active mining operations; risk related to our ability to successfully eliminate or meaningfully reduce processing and mining constraints and related the results of our planned 2021 technical efforts and how the data resulting from such efforts could adversely impact processing technologies applied to our ore, future operations and profitability; risks related to our reliance on one mine with mining operations ceased; risks related to our limited experience with a largely untested process of oxidizing and heap leaching sulfide ores; uncertainties and risks related to our reliance on contractors and consultants; risks related to the availability and cost of equipment, supplies, energy, or commodities; the commercial success of, and risks relating to, our development activities; risks related to slope stability; risks related to our substantial indebtedness, including cross acceleration and our ability to generate sufficient cash to service our indebtedness; uncertainties related to our ability to replace and expand our ore reserves; costs related to our land reclamation requirements; uncertainties resulting from the possible incurrence of operating and net losses in the future; the loss of key personnel or our failure to attract and retain personnel; risks related to technology systems and security breaches; any failure to remediate and possible litigation as a result of a material weakness in our internal controls over financial reporting; risks related to current and future legal proceedings; and risks that our principal stockholders will be able to exert significant influence over matters submitted to stockholders for approval; risks related to our securities, including: volatility in the price of our common stock and warrants and possible delisting of securities if our trading price drops below $1.00 per share for an extended period of time; risks that our warrants may expire worthless; the valuation of our private warrants could increase the volatility in our net income (loss); anti–takeover provisions could make a third party acquisition of us difficult; and risks related to limited access to our financial information, as we have elected to take advantage of the disclosure requirement exemptions granted to emerging growth companies and smaller reporting companies; and forward looking statements that we do not intend to pay cash dividends and depending upon results of testing and analysis, we may determine to continue to cease mining until a new mining approach is determined and a new technical report is issued. These statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Please see our “Risk Factors” set forth in our Annual Report on Form 10-K for the year ended December 31, 2020, as amended May 14, 2021, and other reports filed with the SEC for more information about these and other risks. You are cautioned against attributing undue certainty to forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Although these forward-looking statements were based on assumptions that the Company believes are reasonable when made, you are cautioned that forward-looking statements are not guarantees of future performance and that actual results, performance or achievements may differ materially from those made in or suggested by the forward-looking statements contained in this presentation. In addition, even if our results, performance, or achievements are consistent with the forward-looking statements contained in this presentation, those results, performance or achievements may not be indicative of results, performance or achievements in subsequent periods. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements made in this presentation speak only as of the date of those statements, and we undertake no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments. No Offer or Sale of Securities The information provided in this presentation pertaining to the Company is for general informational purposes only and is not a formal offer to sell or a solicitation of an offer to buy any securities of the Company in any jurisdiction. Information contained in this presentation should not be relied upon as advice to buy or sell or hold such Company securities or as an offer to sell such Company securities. No Representations or Warranties This presentation does not purport to contain all of the information that may be required to evaluate a possible transaction. No representation or warranty, express or implied, is or will be given by Hycroft or any of its respective affiliates, directors, officers, employees, or advisers or any other person as to the accuracy or completeness of the information in this presentation (including as to the accuracy or reasonableness of statements, estimates, targets, projections, assumptions, or judgments) or any other written, oral, or other communications transmitted or otherwise made available to any party in the course of its evaluation of a possible transaction, and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions, or misstatements, negligent or otherwise, relating thereto. Accordingly, neither the Company or any of its respective affiliates, directors, officers, employees, or advisers or any other person shall be liable for any direct, indirect, or consequential loss or damages suffered by any person as a result of relying on any statement in or omission from this presentation and any such liability is expressly disclaimed. This presentation is not intended to constitute and should not be construed as investment advice and does not constitute investment, tax, or legal advice. Certain information contained herein has been derived from sources prepared by third parties. While such information is believed to be reliable for the purposes used herein, none of the Company, or its affiliates, directors, officers, employees, or advisers or any other person makes any representation or warranty with respect to the accuracy of such information. Industry and Market Data In this presentation, the Company relies on and refers to information and statistics regarding Hycroft and certain of its competitors and other industry data. The information and statistics are from third-party sources, including reports by market research firms. All dollar amounts are expressed in US dollars, unless otherwise stated.

HYMC: Nasdaq Hycroft Overview

4HYMC: Nasdaq One of the World’s Largest Precious Metals Deposits - Gold: 9.65 Million ozs M&I / 5.0 Million ozs Inferred1; - Silver: 456.0 Million ozs M&I / 150.4 Million ozs Inferred1; - Gold equivalent: 15.3 Million oz M&I / 6.9 Million ozs Inferred1 Strong Board, Management and Technical Team with Proven Track Record Significant Exploration Upside Potential Current Mineral Resource represents only 2% of the land package Potential to increase Mineral Resource and grade Numerous targets outside the existing Mineral Resource Permitted for Commercial Operations Nevada ranks at the top of the best places in the world for mining Permits cover both heap leach and milling operations Substantial equipment and infrastructure on-site - Includes 3-stage crushing system, two Merrill-Crowe process facilities and one active refinery, power line and water supply infrastructure, large mobile fleet maintenance facility, on-site lab and other support facilities 2 1 3 Key Investment Highlights 4 1. Mineral Resources were estimated as of February 18, 2022, as estimated in and based upon the February 2022 Technical Report Summary. See “Cautionary Note to US Investors Regarding Mineral Resources.”

Valuation vs. Peers


Enterprise Value (US$ mm)
$2,500
$2,000
$1,500
$1,000
$500
$0
$2,317
$1,271
$956
$787
$507
$286
$224
$214
$191
$170
$170
$162
$121
Novagold
Seabridge
Osisko Mining
Rupert Resources
Marathon Gold
Ascot
Liberty Gold
Belo Sun
Probe Metals
Wallbridge
Perpetua
Hycroft
Gold Standard

Attractive investment entry point compared to other developers; Hycroft has permits in place

Source: BMO, Company

HYMC: Nasdaq

5

6HYMC: Nasdaq LOOKING EAST VORTEX BRIMSTONE OPEN O P EN Measured Indicated Inferred CAMEL OPEN Size, Scale and Opportunity OPEN CENTRAL Pit outline

7HYMC: Nasdaq LOOKING EAST VORTEX BRIMSTONE OPEN O P EN Measured Indicated Inferred CAMEL OPEN Size, Scale and Opportunity OPEN Pit outline CENTRAL

8HYMC: Nasdaq 8 .7 m ile s Hycroft land position is larger than Manhattan with numerous exploration targets Size, Scale and Opportunity

9HYMC: Nasdaq Hycroft Claim Map • Large, unexplored land position • The Reserve Pit outline only encompasses 1,570 acres (~approx. 2%) of the claim package • The Hycroft resource covers an area of approx. 3 miles long (north to south) and 1.5 miles wide (east to west) within a land package of approximately 12 miles long by 8 miles wide • Historical drilling: • Aggressive drill campaigns from 2006 to 2013, no exploration drilling since 2013 • Original oxide drilling only assayed for cyanide soluble gold • Silver was rarely assayed due to low silver heap leach recovery and prices. Approx. 56% of drilling was not assayed for silver. (see appendix Silver Grades – Swath Plots) • Additional exploration targets on land held by Hycroft outside existing plan of operations • Known mineralization proximal to existing facilities • Near surface oxide leach targets and expansion potential for deeper sulfides (not owned by Hycroft) Mineralization is limited by drilling and remains open in all directions and at depth

10HYMC: Nasdaq 2021 Achievements TRIFR = Total Reportable Incident Frequency Rate Initiated $10M drill program for metallurgical test work for the mill and pressure oxidation process Significant improvement in safety record with an 80% improvement in TRIFR year-over-year (3.24 to 0.64) • January improved further to a new low of 0.31 ✓ ✓ ✓ Evaluated desktop trade-off studies on a variety of process options for the large sulfide mineralization • Determined pressure oxidation to be most economically viable path forward for the current sulfide resource, following up on opportunities identified during initial assessment process and work is ongoing Comprehensive review and analysis of the drillhole database confirming the resource and grades and identified areas of potential higher-grade exploration opportunities ✓ 2021 Production (guidance): Gold – 55,668 ozs (range 45K-55K) exceeded guidance range Silver – 355,967 ozs (range 400K-500K) ✓

Mineral Resources (at February 18, 2022)[1]

All units are imperial. Gold and silver grades are in troy ounces / short ton.

HYCROFT

Classification	Cutoff Grade	Approximate Cutoff, Equiv Gold	Tons	Grade (opt)		Sulfide Sulfur %	Contained Ounces (000s)		
	$/oz	opt	000s	Gold	Silver	%	Gold	Silver	AuEq
Heap Leach Mineral Resources									
Measured	$0.01	0.003	97,086	0.008	0.3	2.75	777	29,417	1,153
Indicated	$0.01	0.003	36,046	0.007	0.29	2.1	252	10,417	385
Heap Leach M&I	$0.01	0.003	133,132	0.008	0.3	2.57	1,029	39,834	1,538
Heap Leach Inferred	$0.01	0.003	101,314	0.008	0.09	1.77	811	9,118	928
Mill, Flotation Concentrate, POX and Cyanide Leach Process Plant Mineral Resources									
Measured	$0.01	0.011	147,176	0.011	0.65	1.86	4,839	240,830	7,916
Indicated	$0.01	0.011	196,130	0.011	0.53	1.65	3,778	165,305	5,890
Mill M&I	$0.01	0.011	343,306	0.011	0.59	1.76	8,617	406,135	13,807
Mill Inferred	$0.01	0.011	349,659	0.012	0.4	1.19	4,196	141,262	6,001
Combined Process Mineral Resources									
Total Measured	$0.01	0.003 - 0.011	171,125	0.011	0.58	2.04	5,616	270,247	9,069
Total Indicated	$0.01	0.003 - 0.011	210,916	0.011	0.5	1.7	4,030	175,722	6,275
Total M&I	**$0.01**	**0.003 - 0.011**	**382,041**	**0.011**	**0.54**	**1.9**	**9,646**	**445,969**	**15,344**
Total Inferred	**$0.01**	**0.003 - 0.011**	**450,973**	**0.012**	**0.33**	**1.32**	**5,007**	**150,380**	**6,929**

See appendix for economic parameters used for Mineral Resource estimation.

Notes:

- Mineral Resources and gold equivalent are based on metals prices of $1,800 per ounce of gold and $23.00 per ounce of silver.
- Cutoffs are income – process costs = NPR = NSR-Process OPEX
- Numbers may not match exactly due to rounding.
- Mineral Resources are contained within a computer-generated optimized pit. Total material in that pit is 3.516 billion tons.

HYMC: Nasdaq

1. Mineral Resources were estimated as of February 18, 2022, as estimated in and based upon the February 2022 Technical Report Summary. See "Cautionary Note to US Investors Regarding Mineral Resources."

11

12HYMC: Nasdaq Findings and Opportunities Identified 1. Silver – Significant Valuation Upside Opportunity - Identified silver has been under-sampled at Hycroft; silver assays conducted only between 2010-2014 with notable quantities of silver - Significant portion of drill hole database does not include assay information for silver - Silver currently represents a substantial component of the potential revenue at Hycroft - Reviewing pre-2010 drilling information and locating historical pulps with the objective of re-analyzing for missing silver values 2. Higher-grades Identified in 2021 drill program - 102 intercepts (1.5-meter intervals) averaging 4.1 g/t (0.13 opt) gold and 85.3 g/t (2.73 opt) silver - 2021 drilling not included in current model or Mineral Resource estimate - Additional assays from 2021 drill program pending 3. Opportunity to increase resources in block model - Some areas within the designed pits have limited drilling - Potential to convert material currently considered as waste in the model to an ore classification (reduce the strip ratio, haulage costs and equipment, and increase revenue) - Potential to upgrade Inferred Mineral Resources inside and adjacent to the current pit limits to higher resource classifications 1. Please see Slide titled Disclaimer (slide 2) for our “Cautionary Note Regarding Forward Looking Statements”

13HYMC: Nasdaq Silver Under-sampled in Model North Oblique Plan View Long Section North South 0 100 200 300 400 500 600 Gold assays Silver assays Total assay intervals # o f A ss ay s in M o d e l ( 0 0 0 s) Fire Assays in Model

14HYMC: Nasdaq 2021 Drill Program Highlights • Higher grades have been encountered in several holes during the 2021 metallurgical drill campaign • Approx. 102 intercepts (1.5-meter intervals) averaged 4.1 g/t (0.13 opt) Au and 8.53 g/t (2.73 opt) Ag • Significant intercepts received to date from 2021 drilling include: 1. Hycroft AuEq. calculated based on technical report summary commodity pricing of $1,800/oz Au and $23/oz Ag. Hole ID FROM TO INTERVAL Grade (meters) (meters) (meters) Au (g/t) Ag (g/t) AuEq1 (g/t) Au (opt) Ag (opt) AuEq1 (opt) H21R-5591 365.8 396.2 30.5 0.71 17.54 0.934 0.023 0.561 0.030 H21R-5591 408.4 435.9 27.4 0.63 18.11 0.861 0.020 0.580 0.028 H21R-5591 443.5 455.7 12.2 0.59 28.94 0.960 0.019 0.926 0.031 H21R-5592 192 198.1 6.1 0.58 4.68 0.640 0.019 0.150 0.020 H21R-5592 320 371.9 51.8 2.47 25.50 2.796 0.079 0.816 0.089 H21R-5592 414.5 429.8 15.2 1.07 7.61 1.167 0.034 0.244 0.037 H21R-5593 335.3 382.5 47.2 0.54 18.53 0.777 0.017 0.593 0.025 H21C-5568 6.1 25.9 19.8 1.78 12.85 1.944 0.057 0.411 0.062 including 9.1 12.2 3.0 9.13 32.55 9.546 0.292 1.042 0.305 H21C-5552 42.7 54.9 12.2 0.68 12.78 0.843 0.022 0.409 0.027

15HYMC: Nasdaq W E LOOKING NORTH Potential to Increase Resources in Model1 Potential to convert material currently logged as waste to an ore classification Zones within the designed pits have insufficient drilling • Based on the geology and surrounding drill results, it is expected that material currently considered as waste in the model could be converted to an ore classification through limited drilling • Could reduce the strip ratio, haulage costs and equipment, and increase revenue • Inferred Mineral Resources could be upgraded to into higher resource classifications inside and adjacent to the current pit limits 1. Please see Slide titled Disclaimer (slide 2) for our “Cautionary Note Regarding Forward Looking Statements”

16HYMC: Nasdaq LOOKING NORTH W E Potential to Increase Resources in Model

17HYMC: Nasdaq 2022: Milestones Q1 Ongoing mill and POX technical study Continue processing ore on leach pads Q2 Ongoing metallurgical test work on material obtained during 2021 drill program Identify exploration targets for 2022 exploration program Continue processing ore on leach pads Q3 Finalize and review metallurgical program results Optimization of mill and pressure oxidation technical study Q4 Initiate exploration program (pending financing) Q1 Q2 Q3 Q4

18HYMC: Nasdaq Development Path: Next Steps 2022 2023 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Receipt and analysis of all metallurgical results Receipt of all drilling results Identifying historical pulps and re-assay for silver Drill program to convert inferred and waste* Exploration targeting higher-grade targets* Review grinding circuit Review process flowsheet Review siting of major facilities including TMF, mill, dumps Continuing to monitor the inflationary environment * Pending Financing

HYMC: Nasdaq Upside Opportunities High-grade Targets & Expansion Potential

20HYMC: Nasdaq Nevada: Gold Rich Jurisdiction Source: Hycroft Mining Management • Several neighboring world class deposits • Property position covers Sleeper-Rosebud high grade trend • Large under explored property position

21HYMC: Nasdaq Historical Drilling Timeline 2014-20212009 - 2014Prior to 2009 2021-Present • Drilling was focused on shallow oxide mineralization, primarily targeting gold • Very few have silver assay information • Robust drill campaign aimed at expanding the known Mineral Resource • Majority of holes included silver assay information • Limited drilling, primarily for metallurgical samples only, assays were not a priority • Drilling primarily for metallurgical samples with a few exploration holes to test gaps in information, assays conducted • Unexpected higher gold and silver grades in several samples “Prior drilling did not focus on potential feeder systems”

22HYMC: Nasdaq Rosebud Proximity to Hycroft East Highwall ROSEBUD PROPERTY • The past-producing, high-grade Rosebud Mine is surrounded by the Hycroft land position • Mining was conducted from 1997 through 2000 by the Rosebud Mining Company, and Newmont/Hecla JV, using underground mining methods • Operated at a cut-off grade of 0.2 opt (6.25 g/t) Au • Produced 400Koz Au (at 13 g/t Au) and 2.3 Moz Ag (at 75 g/t Ag) • Mined material was hauled 120 miles to a Newmont mill for processing Source: Technical Report - Harvest Gold Corp. Technical Report on the Rosebud Property, Pershing County, Nevada, USA with an effective date of September 10, 2008. The information regarding the Rosebud Mine is has not been verified and is not necessarily indicative of the mineralization on the Hycroft property this is the subject of the February 2022 Initial Assessment Technical Report Summary and Hycroft can provide no assurance that the information regarding the Rosebud Mine will be consistent with the Hycroft property.

23HYMC: Nasdaq Rosebud Mine History • 1994 – Hecla acquired Equinox and its 49% interest in Rosebud • 1995 – Hecla formed a 50:50 joint venture with Santa Fe Minerals • 1997 – Newmont acquired Santa Fe and their 50% interest in Rosebud • April 1997 – Rosebud underground high-grade operations began • 1997-2000 – Production totaled 396,842 ounces of gold and 2,309,876 ounces of silver • 2000 – Mining ceased due to declining metal prices • In late 2000, Hecla reported a remaining 2001 Measured and Indicated Global Resource of 6,816,021 tons grading 0.036 oz Au/t and 0.31 oz Ag/t at a 0.01 oz Au/t cut-off, containing 242,857 gold ounces and 2,129,750 silver ounces • Currently privately held Source: Technical Report - Harvest Gold Corp. Technical Report on the Rosebud Property, Pershing County, Nevada, USA with an effective date of September 10, 2008. The information regarding the Rosebud Mine is has not been verified and is not necessarily indicative of the mineralization on the Hycroft property this is the subject of the February 2022 Initial Assessment Technical Report Summary and Hycroft can provide no assurance that the information regarding the Rosebud Mine will be consistent with the Hycroft property.

24HYMC: Nasdaq 24 Hycroft Mine Oblique View (0.010 Au opt Grade Shell) Looking Northeast Open Vortex High-grade Section 40700 North Open Open Open 2000 Feet Open Open South Mineralization Remains Open In Several Directions

High-grade Silver: Vortex Deposit

HYCROFT



19000 E
19500 E
20000 E
4500 Elev
4000 Elev
Au Fire Assay (opt)
No Assay/Sample
0 to 0.005
0.005 to 0.007
0.007 to 0.010
0.010 to 0.015
0.015 to 0.030
0.030 to 0.070
0.070 to 0.100
Greater than 0.100

Cross-section 40700 North (Historical Drilling)

H10D-3461
200' of 0.062 opt (1.94 g/t) Au / 2.64 opt (82.3 g/t) Ag
*including 55' of 0.114 opt (3.56 g/t) Au / 1.35 opt (42.3 g/t) Ag

H10D-3408
189' of 0.063 opt (1.97 g/t) Au / 1.62 opt (50.7 g/t) Ag
*including 88' of 0.152 opt (1.46 g/t) Au / 1.46 opt (45.8 g/t) Ag
*including 27' of 0.129 opt (1.0 g/t) Au / 1.03 opt (32.2 g/t) Ag

H10D-3477
188' of 0.021 opt (0.66 g/t) Au / 0.46 opt (14.3 g/t) Ag
*including 31' of 0.072 opt (2.25 g/t) / 0.626 opt (19.6 g/t) Ag

H11D-3514
198' of 0.077 Au (2.41 g/t) opt / 1.41 opt (44.1 g/t) Ag
*including 45' of 0.242 opt (7.6 g/t) Au / 2.14 opt (66.9 g/t) Ag
*including 15' of 0.147 opt (4.6 g/t) Au / 0.651 opt (20.3 g/t) Ag

H10D-3547
208' of 0.031 opt (0.97 g/t) Au / 0.75 opt (23.4 g/t) Ag
*including 26' of 0.096 opt (3.0 g/t) Au / 1.464 opt (45.8 g/t) Ag

HYMC: Nasdaq
25

High-grade Silver: Vortex Drilling

- Vortex drilling in 2008 discovered a large area of sulfide gold and silver, with higher grade silver values
- Significant intercepts include[2]:

Hole ID	FROM (meters)	TO (meters)	INTERVAL (meters)	Grade Au (g/t)	Ag (g/t)	AuEq[1] (g/t)	Au (opt)	Ag (opt)	AuEq[1] (opt)
HD08-3632	**122**	**136**	**14**	**0.28**	**822.00**	**11.238**	**0.009**	**26.304**	**0.360**
	140	**142**	**2**	**0.13**	**1,120.00**	**15.060**	**0.004**	**35.840**	**0.482**
	145	**146**	**2**	**0.46**	**1,355.00**	**18.523**	**0.015**	**43.360**	**0.593**
H09D-3768	**311**	**315**	**5**	**0.34**	**2,285.00**	**30.805**	**0.011**	**73.120**	**0.986**
including	**314**	**315**	**1**	**0.88**	**6,535.22**	**87.994**	**0.028**	**209.127**	**2.816**
H10D-3382	169	625	456	0.75	47.00	1.377	0.024	1.504	0.044
including	454	524	70	1.47	182.00	3.896	0.047	5.824	0.125
H10R-3288	376	631	255	0.70	93.00	1.940	0.022	2.976	0.062
including	497	520	23	0.75	543.00	7.989	0.024	17.376	0.256
H10D-3286	157	334	177	0.66	51.22	1.343	0.021	1.639	0.043
including	182	184	2	0.40	72.00	6.692	0.013	15.104	0.214
H10R-3833/3353	**388**	**419**	**31**	**0.25**	**249.62**	**3.578**	**0.008**	**7.988**	**0.114**
including	**407**	**413**	**6**	**0.30**	**756.28**	**10.382**	**0.010**	**24.201**	**0.332**
H10D-3843	434	471	37	0.83	162.79	3.000	0.027	5.209	0.096
including	446	454	8	1.28	321.39	5.564	0.041	10.284	0.178
including	464	471	7	0.91	244.95	4.175	0.029	7.838	0.134



Vortex High-Grade
H09D-3768 with visible pyrargyrite:
5 meters of 2,285 g/t Ag and 0.34 g/t Au
***inc. 1 meter* of 6,535 g/t Ag and 0.88 g/t Au**

HYMC: Nasdaq

26

27HYMC: Nasdaq Outlook for Silver: Silver Demand Trends Source: BMO Capital Markets Equity Research Under a Net Zero Emissions Scenario Photovoltaic Demand is Expected to Make Up Over One Third of Total Industrial Silver Demand by 2030 Silver demand is projected to increase significantly over the next few years: 1. Green stimulus is a key factor • Silver- intensive areas such as 5G and solar technology could well benefit from recent gov’t strategies on bolstering economic recovery 2. Solar (photovoltaics) = Silver • Silver plays a critical role in the photovoltaics as it is the conductive layer on both sides of the silicon cell. 3. ETF Inflows • Silver-backed ETF demand has outpaced photovoltaic demand

28HYMC: Nasdaq Ag = 32g/t and greater Ag = 64g/t and greater Higher-grade Silver Opportunities Detailed review of drill hole database and model noted that a significant portion of historical drilling in the database does not include assay information for silver • Silver plays an important role in the overall economics at Hycroft representing a significant portion of potential revenue • Several areas of opportunity to improve grades, mine plan and understanding of potential for feeder zones within current Mineral Resource • Higher-grade silver zones are limited by drilling/historical assay information Silver represents a significant opportunity at Hycroft from a valuation perspective

29HYMC: Nasdaq Ag = 32g/t and greater Ag = 64g/t and greater High-grade silver zones limited by drilling/assaying Higher-grade Silver Opportunities

30HYMC: Nasdaq Banded Veins - Brimstone • Historical limited drill results warrant follow-up on LAC intercepts to the South of the placer deposit • Brimstone and the East Fault are believed to be close to a feeder system • Banded veins observed which are typically indicative of higher grades • The banded quartz veins are evident at Hycroft and are similar to Midas – potential for Midas-style system • No follow-up drilling was conducted • Epithermal quartz veins at Brimstone warrant more attention – have not been modeled to see the direction they were going • South of Camel appears to have expansion potential, have not located bottom of Camel • Southern area of the project has potential • Chance target needs more follow-up work • There is visible gold in the placer area (southern area of land position) • No drilling has been done here, priority target area • Potential to find nearby source of VG • Mouth of canyon near Rosebud is permitted for drilling, no drilling yet • North of Hycroft has favorable geology • No detailed exploration program has ever been done at Hycroft

31HYMC: Nasdaq Geologic Indicators/Opportunities Hycroft is a low-sulfidation, epithermal system with numerous banded quartz veins similar to Midas-style mineralization • No prior focus on understanding these veins and what they mean to potential feeder systems • High-grade mineralization occurs at the intersection of the steeply dipping north-south trending faults (Range fault, West Splay fault, Central fault, Break Fault, Ice Fault, Fire fault, Albert, East fault) and the primary east-west faults (Camel fault, South Brimstone fault, Prill fault, Ramp fault) • Geologic controls of the higher-grade mineralization are known at Hycroft are similar to structures seen at the historic past-producing, high-grade Rosebud gold mine1, which is surrounded by our land position “There remains untapped potential at Hycroft and some of our findings during 2021 support this opportunity.” Source: Technical Report - Harvest Gold Corp. Technical Report on the Rosebud Property, Pershing County, Nevada, USA with an effective date of September 10, 2008. The information regarding the Rosebud Mine is has not been verified and is not necessarily indicative of the mineralization on the Hycroft property this is the subject of the February 2022 Initial Assessment Technical Report Summary and Hycroft can provide no assurance that the information regarding the Rosebud Mine will be consistent with the Hycroft property.

32HYMC: Nasdaq Higher-grade Opportunities/Fault Intersections 39,400 North Cross Section (Looking North)

33HYMC: Nasdaq Capital StructureOwnership Summary (1)(2) Mudrick 24.4 mm 40% Whitebox 8.4 mm 14% Highbridge 4.5 mm 8% Aristeia 3.8 mm 6% Nomura 3.2 mm 5% Wolverine 1.2 mm 2% Sprott Resource Lending 0.5 mm 1% Other/Retail 14.3 mm 24% Capitalization and Major Supporters Share Price - HYMC(1) $0.37 Shares Outstanding 60.4 mm Market Capitalization $22.4 mm 5-year Warrants issued 5/2020 - HYMCW (exercise price of $11.50) 34.3 mm 5-year Warrants issued 10/2020 - HYMCL (exercise price of $10.50) 9.6 mm Basic Shares + 5-year Warrants(3) 104.3 mm Unrestricted Cash on Hand (At December 31, 2021) $12.3 mm Debt(4) $146.2 mm 1. As of close on February 18, 2022, unless otherwise noted. 2. Reflects holdings of common stock and includes affiliated entities. 3. Does not include 12.7 mm of Seller warrants which have an exercise price of $40.31/share and would convert to 3.6 million shares. 4. Carrying value as of September 30, 2021, includes debt issuance costs and discounts.

HYMC: Nasdaq APPENDIX

35HYMC: Nasdaq Cautionary Note to U.S. Investors Regarding Mineral Resources The Mineral Resource estimates included herein or incorporated by reference herein have been prepared in accordance with the requirements of the Modernization of Property Disclosures for Mining Registrants (the “Modernization Rules”) set forth in subpart 1300 of Regulation S-K, as promulgated by the United States Securities and Exchange Commission (“SEC”). These disclosures differ in material respects from the requirements set forth in Industry Guide 7, which remains applicable to U.S. companies subject to the reporting and disclosure requirements of the SEC that have not early adopted the Modernization Rules. These standards differ significantly from the disclosure requirements of Industry Guide 7 in that Mineral Resource information contained herein may not be comparable to similar information disclosed by U.S. companies that have not early adopted the Modernization Rules promulgated by the SEC. Under SEC standards, mineralization, such are Mineral Resources, may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produce or extracted at the time of the reserve determination. The term “economically,” as used in the SEC’s Industry Guide 7 definition of reserves, means that profitable extraction or production has been established or analytically demonstrated in a feasibility study to be viable and justifiable under reasonable investment and market assumptions. The term “legally” as used in the SEC’s Industry Guide 7 definition of reserves, does not imply that all permits needed for mining and processing have been obtained or that other legal issues have been completely resolved. However, for a reserve to exist, we must have a justifiable expectation, based on applicable laws and regulations, that issuance of permits or resolution of legal issues necessary for mining and processing at a particular deposit will be accomplished in the ordinary course and in a timeframe consistent with our current mine plans. As used in this presentation, the terms “Mineral Resource”, “Measured Mineral Resource”, “Indicated Mineral Resource” and “Inferred Mineral Resource” are defined and used in accordance with the Modernization Rules set forth in subpart 1300 of Regulation S-K, even though such terms are not recognized under Industry Guide 7 which the Modernization Rules will replace beginning January 1, 2021 for companies that do not early adopt the Modernization Rules. You are specifically cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into mineral reserves, as defined by the SEC. You are cautioned that, except for that portion of Mineral Resources classified as mineral reserves, Mineral Resources do not have demonstrated economic value. Inferred Mineral Resources have a high degree of uncertainty as to their existence as to whether they can be economically or legally mined. Under the Modernization Rules, estimates of Inferred Mineral Resources may not form the basis of an economic analysis. It cannot be assumed that all or any part of an Inferred Mineral Resource will ever be upgraded to a higher category. A significant amount of exploration must be completed in order to determine whether an Inferred Mineral Resource may be upgraded to a higher category. Therefore, you are cautioned not to assume that all or any part of an Inferred Mineral Resource exists, that it can be economically or legally mined, or that it will ever be upgraded to a higher category. Likewise, you are cautioned not to assume that all or any part of Measured or Indicated Mineral Resources will ever be upgraded to mineral reserves.

Leadership & Technical Teams

HYCROFT

Highly experienced and motivated management team in place, led by:

Diane Garrett *President & CEO*	Formerly with Romarco Minerals, US Global Investors
Stan Rideout *Executive Vice President & CFO*	Formerly with Romarco Minerals, Phelps Dodge International
Ashlie Thorburn *Vice President, Controller*	Formerly with Zynex, Inc., SRK Consulting (U.S.) Inc, Vista Gold
Tracey Thom *Vice President, IR & Corp. Comm.*	Formerly with Andina Minerals, Kinross Gold Corp., TVX Gold Inc.
Scott McDaniel *Project Manager, Technical Studies*	Formerly with Romarco Minerals
Mike Woodland *Director, Human Resources*	Formerly with McEwen Mining, Newmont
On-site Technical Team	General Manager, Process Manager, Technical Services Manager, Environmental Manager, Chief Metallurgist, Chief Mine Engineer, Chief Geologist

On-site technical team is supplemented with industry leading consultants in metallurgy, mine operations and processing, including:

- **John Marsden/Metallurgium –** a metallurgical and processing consultant with specific expertise in gold and silver extraction
- **Ausenco Engineering –** POX[1] technical study
- **Independent Mining Consultants (IMC) –** Resource/ Reserve modeling, mine planning
- **Hazen Research –** metallurgical testing

1. POX – Pressure Oxidation

HYMC: Nasdaq

36

Board of Directors

HYCROFT

Diane Garrett
Acting Chairman, Director

Diane Garrett has over 20 years of senior executive management experience in the mining industry and an exceptional track record for developing projects and building companies. Dr. Garrett was President, CEO and Director of Romarco Minerals Inc. where she built and led the team that developed the multi-million ounce Haile Gold Mine from discovery through to final feasibility, permitting and construction. Diane received her Ph.D. in Engineering and her Masters in Mineral Economics from the University of Texas at Austin.

Thomas Weng
*Lead Director, A, C, NG**

Mr. Weng has more than 22 years of experience in the financial services sector. Mr. Weng is currently Co-Founding Partner with Alta Capital Partners, a provider of financial advisory services (since February 2011). From February 2007 to January 2011, Mr. Weng was a Managing Director at Deutsche Bank and Head of Equity Capital Markets for Metals and Mining throughout the Americas and Latin America, across all industry segments. Mr. Weng graduated from Boston University with a Bachelor of Arts in Economics.

Michael Harrison
*Director, NG, SST**

Michael Harrison has over 25 years of executive, financial and technical experience in the mining industry. Michael is currently Managing Partner of Sprott Streaming and Royalty Fund, and previously served as Managing Director and Interim CEO of Sprott Resource Holdings Inc. Michael held the position of President and CEO of Adriana Resources Inc., and Vice President, Corporate Development for Coeur Mining Inc. Mr. Harrison holds a B.Sc.E Geophysics from Queen's University and an MBA from the University of Western Ontario.

A = Audit Committee | NG = Nominating & Governance Committee | C = Compensation Committee | SST = Safety, Sustainability & Technical | *denote Chair position

HYMC: Nasdaq

37

38HYMC: Nasdaq Board of Directors cont. Marni Wieshofer Director, A*, C David Naccarati Director, A, SST A = Audit Committee | NG = Nominating & Governance Committee | C = Compensation Committee | SST = Safety, Sustainability & Technical | *denote Chair position David Naccarati has more than 45 years of experience in, and is currently serving as an independent consultant to, the mining industry. He was a founding partner and board member of Cupric Canyon Capital, LLC, a private equity firm focused on acquiring and developing mining properties. Mr. Naccarati was a member of the senior management team for Phelps Dodge Corporation, including serving as president of the Phelps Dodge Mining Company. Mr. Naccarati also served as an adjunct professor in the department of Mining and Geological Engineering at the University of Arizona from 2009 to 2011. Mr. Naccarati received a degree in Mining Engineering from the University of Arizona and an MBA from Sloan School of Management (MIT). Marni Wieshofer’s professional background includes Head of Media and Managing Director in Houlihan Lokey’s TMT Corporate Finance Group, providing mergers and acquisitions, capital markets and financial advisory services and Chief Financial Officer and EVP of Corporate Development at Lionsgate Entertainment where she oversaw the company’s mergers, acquisitions, and other strategic financial initiatives. She holds a BA from Western University, an MBA from the Rotman School of Management, is a Canadian Chartered Accountant and obtained the ICD.D designation in 2018. Stephen Lang Director, C*, NG, SST Steve Lang has over 40 years of experience in the mining industry, including engineering, development and production at gold, coal, base metals and PGM operations. He was Chief Executive Officer of Centerra Gold Inc., a publicly traded mining company, from 2008 to 2012 and served as Centerra’s Board Chair from 2012 to 2019. Prior to that, he served in Senior Executive roles at Stillwater Mining Company, Barrick Goldstrike, Rio Algom Ltd, Kinross Gold/Amax Gold, and Santa Fe Pacific Gold. Mr. Lang holds a BS and MS in Mining Engineering from the Missouri University of Science and Technology.

39HYMC: Nasdaq VORTEX BRIMSTONE CAMEL CENTRAL GAP BAY North Merrill- Crowe Administration, Warehouse, Maintenance Main East-West Railway (Union Pacific) State Route 49 (Jungo Road) New Leach Pad N Mine Site and Facilities

40HYMC: Nasdaq Processing Infrastructure Existing processing equipment includes: • 5,000 gallon per minute Brimstone Merrill-Crowe plant • Doré created at onsite Brimstone refinery • CIC circuit (~4,500 gpm capacity) available as extra solution processing capacity as needed • 21,500 gallon per minute North Merrill-Crowe plant (constructed) • Shut down in 2017; solution flow from pad decreased with cessation of mining in 2015 • Requires some refurbishment prior to restart • All equipment on-site for a larger refinery

41HYMC: Nasdaq Permitting • Received Record of Decision from Bureau of Land Management for EIS (10-22-19) • Current operating plan is fully permitted • Existing operating permits will be amended as new facilities/infrastructure are required • EIS includes flexibility: • Expanded pits • Construction of milling facilities and associated infrastructure • Construction of rail siding, if needed (from 2014 Rail Spur EA) • Construction of a tailings management facility to the south of the property, if needed Permitted Disturbance – Oct. 2019 Record of Decision

42HYMC: Nasdaq • Large, epithermal, low sulfidation, hot springs deposit • Gold and silver mineralization occurs as both disseminated and vein- controlled • Gold values ranging from detection to 8.8 ounces per ton; and Silver from detection to 647.5 ounces per ton 42 Deposit Type

Economic Parameters Used for Resource Estimation

HYCROFT

Assumptions:		
	Unit of measure	**Value**
Gold price	$/oz	$1,800
Silver price	$/oz	$23.00
Mining cost, base*	Per ton material moved	$1.45
Mill Process Recoveries:		
Flotation recovery – gold	% of AuFA	80.0%
Flotation recovery – silver	% of AgFA	80.0%
Flotation recovery – sulfide	% of sulfide sulfur	85.0%
Mass pull	%	14.0%
Concentrate leach recovery	%	95.0%
Overall recovery, mill	**%**	**76.0%**
ROM Leach Recoveries:		
Gold (oxide, transition & sulfide)	% of AuCN	75.0%
Silver (oxide, transition & sulfide)	% of AgFA	12.2%

* Mining cost, base: An additional incremental cost of $0.016/ton was added to the base mine cost for each 40 ft bench of depth below the 4660 elevation.

Process costs:		
Comminution	Per ton of feed to float plant	$3.09
Flotation	Per ton of feed to float plant	$3.28
Process (fixed costs)	Per ton of feed to float plant	$0.43
Leach, CCD, Detox (fixed costs)	Per ton of feed to float plant	$0.33
Total Mill Cost	Per ton of feed to float plant	$7.13
ROM Leach (Oxide)	Per ton of feed to ROM Leach	$2.75
ROM Leach (Transitional & Sulfide)	Per ton of feed to ROM Leach	$3.15
Mine Site G&A	Per ton of feed	$0.75
Flotation Concentrate Treatment Costs:		
Assumed sulfide grade in feed	%	1.78%
Ton sulfide sulfur/ton concentrate	Ton/ton	0.1081
Consumable unit cost/ton sulfur	$/ton sulfide sulfur in concentrate	$322.00
POX consumable cost per ton	$/ton concentrate	$34.80
Total POX treatment cost	$/ton concentrate	$17.70
Total POX treatment cost	$/ton of ore	$7.35
Total Process Costs (at avg sulf sulfur):		
Mill + Concentrate POX + G&A	$/ton ore flotation	$15.23
ROM leach + G&A (oxide)	$/ton of ore to ROM leach	$3.50
ROM leach + G&A (transition & sulfide)	$/ton of ore to ROM leach	$3.90

HYMC: Nasdaq Source: Technical Report Summary of the Initial Assessment on the Hycroft Mine, Nevada, United States of America, Effective Date: February 18, 2022

43